                                                                    Exhibit 10.2

                               SECURITY AGREEMENT

     MVA Rehabilitation Associates, a Massachusetts general partnership ("Debtor"), subject to the terms and conditions hereof, hereby grants to MDI Rehab, Inc. ("MDI") and Middlesex MRI Center, Inc. (together with MDI, the "Secured Parties"), a continuing security interest in and to:

     All Accounts and Accounts Receivable, and all collateral therefor, all deposits, deposit accounts, all ledger sheets, files, records, documents and instruments including software, all to the extent necessary to the collection of such Accounts or Accounts Receivable, provided, however, that the Collateral shall not include any patient or other medical records.

     The foregoing property, whether now owned or hereafter acquired (all of which property, together with any other property in which the Secured Parties may in the future be granted a security interest pursuant hereto, is hereafter collectively referred to as the "Collateral") (capitalized terms shall have the meanings given them in the Massachusetts Uniform Commercial Code).

     The Collateral is pledged, assigned, mortgaged and transferred, and a security interest therein is granted, to the Secured Parties as security for the payment and performance of all Deferred Payments (as defined in the Interest Transfer Agreement referred to herein) by Medical Diagnostics and Rehabilitation, LLC ("MDR") to the Secured Parties as set forth in paragraph 2 of that certain Interest Transfer Agreement among the parties hereto of even date herewith (the "Obligations").

     1. Subordination and Other Liens. The Secured Parties agree and acknowledge that their security interest hereunder is subordinate and subject to prior security interests in the accounts receivables of Debtor held by (i) The MVA Center for Rehabilitation, Inc. pursuant to an Agreement for Judgment entered in connection with that certain civil action No. 98-5183-B, filed in the Massachusetts Superior Court Department of The Trial Court, and (ii) the Springfield Institution for Savings (the "Bank"), provided, however, that the indebtedness secured by the Bank shall not, at any time, exceed $555,000 (the security interests described in subparagraphs (i) and (ii) shall be referred to herein as the "Permitted Liens").

The Secured Parties acknowledge that nothing contained herein shall prohibit or restrict Debtor from granting (i) security interests junior to those granted the Secured Parties herein or (ii) purchase money security interests in new assets acquired by the Debtor.

     2. Debtor's Representations and Warranties. Debtor represents and warrants that:


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     (a) Debtor is a general partnership duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

     (b) Debtor's exact legal name is as set forth in this Agreement and Debtor will not undertake or commit to undertake any act which will result in a change of Debtor's legal name, without giving the Secured Parties at least thirty (30) days prior written notice of the same.

     (c) The execution, delivery and performance of this Agreement, and any other document executed in connection herewith, are within the Debtor's powers, have been duly authorized, are not in contravention of law or the terms of the Debtor's partnership agreement, or of any contract, lease, indenture, agreement, undertaking, order, judgment or decree, to which the Debtor is a party or by which it or any of its properties may be bound, and does not and will not, violate or constitute a default under any statute, rule, regulation, order or ordinance of any governmental, judicial or arbitrating body.

     (d) Debtor has the full power and authority to grant the security interest granted hereunder. The execution, delivery and performance of this Agreement and any other document executed in connection herewith are within Debtor's powers, having been respectively duly authorized, and are not in contravention of law or the term of the Debtor's partnership agreement or in violation of any indenture, agreement or undertaking to which the Debtor is a party or by which Debtor or its properties is or may be bound.

     (e) Debtor has, on the date hereof, good, clear and marketable title to all of the Collateral, free and clear of all liens, encumbrances and agreements of every kind, nature and description, except for the Permitted Liens described in paragraph 1 hereto.

     (f) Debtor shall conduct its business in material compliance with all laws, ordinances, codes and regulations and requirements of the Commonwealth of Massachusetts and any political subdivision thereof, and the Federal government and any political subdivision thereof concerning and applicable to the licensing or operation of medical clinics.

     (g) All representations, warranties and covenants set forth above shall survive the making of this Agreement.

     3. General Agreements of Debtor. Debtor covenants and agrees that from the date hereof until full payment of the Obligations, unless the Secured Parties otherwise consent in writing Debtor shall:

     (a) Pay and discharge when due all taxes, general and special, charges and assessments, and other governmental obligations, which may have been or shall be levied, charged or assessed on or against Debtor, except when in dispute, and file all appropriate tax returns (subject to any permitted extensions).

     (b) Pay to the Secured Parties, on demand, any and all reasonable expenses including but not limited to reasonable attorney's, appraiser's or accountant's fees, incurred or expended by the Secured Parties in the collection of the Obligations hereunder upon any default (after any applicable notice and cure periods); Debtor specifically authorizes MDI to pay all such fees and expenses and add same to the amount otherwise due on the Obligations.

     (c) Make, procure, execute and deliver all writings and assurances and take such actions as MDI may at any time reasonably require to protect, assure, or enforce the Secured Parties' interest, rights and remedies, created by, provided in or emanating from this Agreement, including without limitation of the foregoing, Uniform Commercial Code Financing Statements and Continuation Statements, and will pay for the cost of filing same. Debtor hereby does irrevocably appoint MDI its true and lawful attorney-in-fact, and in its name, place and stead, to execute and deliver all such Uniform Commercial Code Financing Statements and Continuation Statements as MDI deems reasonably necessary to accomplish the purposes of this paragraph, but only if Debtor does not comply with MDI's written request within sixty (60) days.

     (d) At all times keep accurate and complete records of the Collateral, and the Secured Parties, or any of their agents, shall have the right to call at Debtor's place or places of business upon reasonable notice to Debtor, and during normal business hours, to inspect, audit, check, and make extracts from any copies of the books, records, journals, orders, receipts, correspondence which relate to the Collateral.

     (e) Maintain its existence, provided that, if MDR becomes the sole partner of the Partnership, all agreements and covenants of the Debtor shall be binding upon MDR) and conduct its business in material compliance with all laws, ordinances, codes and regulations and requirements of the Commonwealth of Massachusetts and any political subdivision thereof, and the federal government and any political subdivision thereof, concerning and applicable to the licensing or operation of medical practices, to the extent applicable to the Debtor.

     (f) Pay all real and personal property taxes, assessments and charges and all franchises, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property.

     (g) Provide the Secured Parties with annual financial statements within ninety (90) days of fiscal year end, quarterly financial statements within sixty
(60) days of the end of a fiscal


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


quarter, and monthly financial statements within sixty (60) days of month end, all internally prepared and in accordance with generally accepted principals of accounting consistently applied, for Debtor certified by the chief financial officer of Debtor. In addition, the Secured Parties shall be provided with access to the work papers of Debtor after the completion of each annual audit.

     (h) Reimburse the appropriate Secured Party on demand (i) if such Secured Party has, after two days written notice prior to any such advance, advanced funds for the payment of any insurance premiums for policies required to be maintained in force by Debtor or (ii) if such Secured Party has discharged any taxes levied, placed or assessed on the Collateral, provided that such Secured Party shall only be reimbursed if the non-payment of any such tax might result in a lien on any of the Collateral and has provided Debtor not less than 30 days' written notice prior to any such payment (provided further that, if non-payment might result in a lien or claim against such Secured Party, then such notice shall not be required).

     (i) Provide immediate written notice to the Secured Parties of (i) any change in the address or name of Debtor; (ii) any event causing material loss or diminution in the value of, or any material adverse change in or to, the Collateral; (iii) any change in the location of any material portion of the Collateral; (iv) any material adverse change in any fact or circumstance warranted or represented by the Debtor in this Agreement or any other written agreement with either of the Secured Parties; or (v) the occurrence of any default pursuant to Section 6 of this Agreement.

     (j) Pay on a timely basis all licensing fees or assessments for property of Debtor subject to license unless any such license fee is in good faith disputed or if Debtor is terminating the license, and pay all taxes, fees or assessments relating to the Collateral and file all returns and pay or make provision for the payment of all taxes.

     4. Debtor's Negative Covenants. Debtor will not at any time, without the consent of one or both of the Secured Parties:

     (a) (Mergers, Consolidations or Sales) (i) merge or consolidate with or into any corporation or convey a controlling ownership interest in the Debtor or its constituent partners; (ii) enter into any joint venture or partnership with any person, firm or corporation; (iii) convey, lease or sell all or any material portion of its property or assets or business to any other person, firm or corporation, except for the sale of inventory in the ordinary course of its business; or (iv) convey, lease or sell any of its assets to any person, firm or corporation for less than the fair market value thereof.

     (b) (Disposition of Accounts) Sell, assign, or otherwise dispose of any Accounts, with or without recourse, except to the Secured Parties.

     5. MDI as Debtor's Attorney. Debtor hereby irrevocably appoints MDI the true and lawful attorney for Debtor with full power of substitution, in the name of the Secured Parties or in the name of Debtor or otherwise, for the sole benefit of the Secured Parties but at the sole expense of Debtor, in the event of default hereunder, with respect to any account included in the Collateral:

     (a) to demand, collect, receive payment of, receipt for, settle, compromise or adjust, and give discharges and releases in respect of the accounts or any of them;

     (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the accounts or any of them and to enforce any other rights in respect thereof or in respect of the goods which have given rise thereto;

     (c) to defend any suit, action, or proceeding brought against Debtor in respect of any account or the goods which have given rise thereto;

     (d) to settle, compromise or adjust any suit, action or proceeding described in clause (b) or (c) above and, in connection therewith, to give such discharges or releases as MDI may deem appropriate;

     (e) to endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing or securing the accounts or any of them;

     (f) generally to sell, assign, transfer, pledge, make any agreement in respect of or otherwise deal with any account receivable or the goods which have given rise thereto as fully and completely as though MDI were absolute owner thereof for all purposes; and

     (g) to receive and open mail and all other communications addressed to Debtor and to change the post office address of Debtor to such other address as MDI may deem appropriate.

     The powers conferred on the Secured Parties by this Agreement are solely to protect the interest of the Secured Parties and shall not impose any duty upon the Secured Parties to exercise any such power, and if the Secured Parties shall exercise any such power, it shall be accountable only for amounts that it actually receives as a result thereof; and shall not be responsible to Debtor except for willful misconduct or gross negligence.

     6. Events of Default, Acceleration. Any or all Obligations shall, at the option of one or both of the Secured Parties, become immediately due and payable, without presentment, protest, notice or demand, upon the occurrence of any of the following events of default:

     (a) if any payment of a Deferred Payment (as defined in the Interest Transfer Agreement) shall not be fully paid after the same shall fall due, subject to any applicable notice and grace periods; or,

     (b) if default exists in the due observance of any covenants or agreements of Debtor contained herein or in any other agreements with the Secured Parties including without limitation the Interest Transfer Agreement and is not remedied within thirty (30) days after either Secured Party shall have delivered to Debtor a written notice requesting that such default be remedied; or,

     (c) if Debtor becomes insolvent as evidenced by an inability to pay its debts as they mature; or,

     (d) if Debtor becomes bankrupt, provided that with respect to an involuntary bankruptcy, the bankruptcy is not released or discharged within ninety (90) days of its filing; or,

     (e) if Debtor makes an assignment for the benefit of its creditors; or,

     (f) if Debtor consents to the appointment of a trustee or receiver of all or a substantial part of its properties or such appointment is made without its consent, and not vacated within thirty (30) days; or,

     (g) if any warranty, statement or representation by Debtor contained herein proves materially incorrect as of the date given and is not corrected within sixty (60) days after one or both Secured Parties shall have delivered to Debtor a written notice requesting such correction; or,

     (h) the acceleration of the maturity of the indebtedness of Debtor to any other secured creditor of Debtor (excepting only any holder of purchase money security interests to the extent of such interests) under any indenture, agreement, judicial order, decree, or undertaking, and after five (5) days the acceleration is not rescinded or the accelerated obligation satisfied in full; provided, however, that if the acceleration of the maturity of the indebtedness of Debtor to any other secured creditor of Debtor is cured within 15 days of the acceleration, the Secured Parties will rescind the acceleration hereunder; or,

     (i) failure of the Debtor to furnish financial information or to permit the inspection of books and records, all as required hereunder, continuing for more than sixty (60) days after written notice.

     7. Rights and Remedies on Default.

     (a) Debtor does hereby irrevocably appoint MDI its true and lawful attorney-in-fact and in its name, place and stead, if Debtor is then in default under any of its obligations to the Secured

Parties, after any applicable grace periods and opportunity to cure, to enter into a lock-box agreement with a bank of MDI's choice, which will provide that all accounts of the Debtor shall be paid to the lock-box bank and that MDI shall have the right to elect to control the distribution of all funds received by the lock-box bank. At all times after MDI shall have elected to control the distribution of such funds, MDI shall account to the Debtor for all funds withdrawn from the lock box and the lock box bank shall provide reports to the Debtor of all funds coming into and out of the lock box, all not less often than monthly, and MDI shall also provide copies of deposits and the checkbook register on a weekly basis.

     (b) Upon the occurrence of any such event of default, and at any time thereafter, the Secured Parties shall have the rights and remedies of a secured party under the Uniform Commercial Code in addition to the rights and remedies provided herein. In addition, Debtor agrees to assist the Secured Parties to provide necessary information to payors or other third parties to assist Secured Parties in receiving payment on the Accounts Receivable of Debtor if the Secured Parties cannot access certain records due to limits of applicable law.

     (c) At any time after an event of default (subject to all applicable rights to cure and grace periods), and after compliance with any notice requirements under this Agreement, if any, and at the expense of the Debtor, MDI, in its name or in the name of its nominee or of the Debtor, subject to Section 7(a), may but shall not be obligated to:

          (i) collect by legal proceedings or otherwise all payments and interest due thereon, and other sums now or hereafter payable upon or on account of said Collateral;

          (ii) make any compromise or settlement it deems desirable or proper with reference to the Collateral;

          (iii) discharge taxes, liens or any other encumbrances placed on the Collateral;

          (iv) insure, process, preserve and maintain the Collateral;

          (v) notify any other person of its rights under this Agreement;

          (vi) renew, extend, or accelerate any Obligation or any part thereof; and

          (vii) release or substitute any party to any of the Obligations.

          (d) Upon default (subject to all applicable rights to cure and grace periods), MDI, at its option, may declare any or all of the Obligations immediately due and payable and, subject to Section 7(a), shall have all of the rights and remedies of a secured party as provided in the Uniform Commercial Code, including but not limited to the right to notify account debtors (including without limitation patients, third party payors and counsel) at Debtor's expense that the Collateral has been assigned to the Secured Parties and that payments shall be made directly to MDI or its nominee and upon request of MDI, Debtor will so notify such account debtors that their accounts must be paid to MDI or its nominee. Debtor will immediately upon receipt of all remittances deliver the same in kind to MDI. MDI shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of Debtor and Debtor hereby irrevocably appoints MDI its attorney-in-fact for this purpose.

     Pursuant to the foregoing paragraph, MDI as Debtor's attorney-in-fact may endorse the name of Debtor upon any assignments, notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into possession of the Secured Parties; may sign and endorse the name of Debtor upon any negotiable instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with accounts, and any instruments or documents relating thereto or to Debtor's rights therein; may give notice to the United States Post Office to effect changes of address to allow delivery of mail addressed to the Debtor to be accepted by the MDI or its nominee; or any other activity consistent with its rights as a Secured Party in order to take possession of such account receivable monies and with full power to do all things necessary regarding said account receivables as Debtor might or could do.

     (e) All rights and remedies of the Secured Parties, whether provided for in this Agreement or in other instruments or documents covered by law, are cumulative and not alternative and may be enforced successively or concurrently. The Secured Parties shall not be deemed to have waived any of its rights unless such waiver be in writing and signed by the Secured Parties. No delay or omission on the part of the Secured Parties in exercising any right shall operate as a waiver of such right or any other right. A waiver on one occasion shall not be construed as a bar to or a waiver of any right or remedy on any future occasion.

     8. Agreements of Secured Parties.

     (a) The Secured Parties agree and acknowledge that they may have access to information which is confidential or proprietary to Debtor, including without limitation Debtor's financial statements and operating procedures. The Secured Parties agree to receive and maintain all such confidential or proprietary information in strictest confidence using at least the same degree of care they take in protecting their own confidential or proprietary information and, except as necessary for the enforcement of its rights hereunder, will not use such confidential or proprietary information for their own benefit nor disclose it to third parties without the written consent of Debtor, except that the Secured Parties may disclose any of such information (i) to their legal, financial and accounting advisors, provided that such advisors are advised of the confidential nature of such information and (ii) as may be required by law. The Secured Parties will have no obligations hereunder with respect to information which is publicly available at the time of disclosure or becomes publicly available after disclosure through no act of the Secured Parties.

     (b) The Secured Parties agree, upon payment in full of all Obligations, to promptly execute and deliver Uniform Commercial Code Termination Statements as are reasonably requested by Debtor. The Secured Parties hereby do irrevocably appoint Debtor their true and lawful attorney-in-fact, and in their name, place and stead, to execute and deliver all such Uniform Commercial Code Termination Statements as Debtor deems necessary to accomplish the purposes of this paragraph, but only if the Secured Parties do not comply with Debtor's written request within sixty (60) days.

     12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified or registered mail, return receipt requested or by overnight delivery service such as Federal Express, to the following addresses or such other addresses, notice of which may be given from time to time to all parties hereto:

IF TO DEBTOR:                     MVA Rehabilitation Associates
                                  300 Stafford Street, Suite 360
                                  Springfield, MA  01104

AND:                              Gogel, Phillips & Garcia, LLP
                                  13 Ventura Drive
                                  North Dartmouth, MA  02747
                                  Attn: Kenneth J. Gogel, Esquire

IF TO THE SECURED PARTIES:        MDI Rehab, Inc.
                                  46 Jonspin Road
                                  Wilmington, MA 01887

                                  Middlesex MRI Center Inc.
                                  46 Jonspin Road
                                  Wilmington, MA 01887

AND:                              Posternak, Blankstein & Lund, L.L.P.
                                  100 Charles River Plaza
                                  Boston, MA 02114
                                  Attention:  Gerald J. Billow, Esq.

     13. General.

     (a) Any condition or restriction hereinabove imposed with respect to Debtor may be waived, modified or suspended by one or both of the Secured Parties, but only on the prior action in writing of such Secured Party or Secured Parties and only as so expressed in such writing and not otherwise.

     (b) This Agreement and every representation, warranty, covenant, promise and other term herein contained shall survive until all Obligations of the Debtor have been paid in full.

     (c) All terms used herein are used as defined in the Uniform Commercial Code unless otherwise defined.

     (d) This Agreement is made and executed in and is to be construed under the laws of the Commonwealth of Massachusetts.

     (e) The captions for the paragraphs contained in this Agreement have been inserted for convenience only and form no part of this Agreement, and shall not be deemed to affect the meaning or construction or any of the covenants, agreements, conditions or terms thereof.

     (f) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     (g) Debtor expressly agrees to waive its right to a hearing, judicial or otherwise, prior to repossession of the property, and, upon seventy-two (72) hours written notice, to voluntarily relinquish possession of said property at the request of one or both of the Secured Parties in the event of default hereunder or under any of the other Obligations (subject to any applicable right to cure and grace periods), notwithstanding any claims Debtor may have against the Secured Parties with respect to such property or for any other cause.

     (h) In the event any provision of this Agreement or any document executed in connection with this Agreement shall be invalid or void for any reason, such invalid or void provisions shall not affect the whole of this Agreement or any document executed with reference thereto, and the balance of the provisions thereof shall remain in full force and effect and enforced to the fullest extent and in the broadest application permitted by law.

     (i) This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (j) Any terms used in the singular or plural, and masculine, feminine or neuter form shall be singular or plural, and masculine, feminine or neuter as the proper reading of this Agreement may require.

     IN WITNESS WHEREOF, the said parties have hereunto executed this Agreement under seal as of March 11, 1999.



                                        MVA REHABILITATION ASSOCIATES

                                        By Medical Diagnostics and
                                        Rehabilitation, LLC

                                        By: /s/ Mitchell Clionsky
                                            -------------------------
                                            Name:  Mitchell Clionsky, Ph.D.
                                            Title: Manager

                                        By Middlesex MRI Center, Inc.,
                                             general partner

                                        By: /s/ Jack Nelson
                                            -------------------
                                            Name:  Jack Nelson
                                            Title: Pres.

                                        MDI REHAB, INC.

                                        By: /s/ Jack Nelson
                                            -------------------
                                            Name:  Jack Nelson
                                            Title: Pres.

                                        MIDDLESEX MRI CENTER, INC.

                                        By: /s/ Jack Nelson
                                            -------------------
                                            Name: Jack Nelson
                                            Title:  Pres.